PREPAYMENT AGREEMENT

THIS PREPAYMENT AGREEMENT (this “Agreement”), dated as of September 13, JQ1. is made by and among Quest Solution, Inc., Quest Marketing, Inc., Quest Exchange Ltd. (collectively, “Quest”) and ScanSource, Inc., a South Carolina corporation, on behalf of itself and its subsidiaries and affiliates (collectively, “ScanSource”), and, in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

RECITALS

A. ScanSource has, from time to time, extended trade and other credit to Quest;

B. Quest and ScanSource have entered into that certain Restated Trade Credit Extension Letter dated as of July 1, 2016 (together with any amendments thereto, the “Trade Credit Extension Letter”); and

C. Quest has requested that ScanSource continue to extend trade and other credit to Quest pursuant to the Trade Credit Extension Letter, Transaction Documents (as defined in the US Promissory Note dated as of July 1, 2016, as amended), and this Agreement, subject to the terms and conditions of the Trade Credit Extension Letter, US Promissory Note, and this Agreement.

NOW, THEREFORE, in consideration of the promises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Trade Credit Extension Letter.

2. Acknowledgement and Incorporation by Reference of Recitals. Quest acknowledges and agrees that the Recitals set forth herein are true and correct statements of fact, are incorporated herein, and form a substantive part of this Agreement.

3. Agreement Regarding Prepayment. On or before September 28, 2018, Quest shall prepay the obligations evidenced by the US Promissory Note in an amount equal to the greater of (i) One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), and (ii) an amount equal to 50% of the increase of any commitments to advance funds in favor of Quest under any existing or future revolving credit facilities or factoring facilities above Five Million and 00/100 Dollars ($5,000,000.00). Any such prepayment shall be applied to the outstanding principal amount of the US Promissory Note and shall reduce the amount of each principal installment due hereunder in the inverse order of maturity. Quest shall not incur indebtedness in excess of Eight Million and 00/100 Dollars ($8,000,000.00) under or in connection with any existing or future revolving credit facilities or factoring facilities.

4. Representations and Warranties. To induce ScanSource to enter into this Agreement, Quest hereby represents and warrants to ScanSource that (a) the execution, delivery and performance of this Agreement have been authorized by all requisite corporate or limited liability company action (as applicable) on the part of Quest and will not violate the certificate of incorporation or formation (as applicable), bylaws or limited liability company agreement (as applicable) or other applicable organization or governing documents of Quest; (b) this Agreement constitutes the legal, valid and binding obligation of Quest, enforceable against Quest in accordance with its terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (c) the representations and warranties contained in the Trade Credit Extension Letter are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate to an earlier date in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and (d) no Default or Event of Default under the Trade Credit Extension Letter or any related document has occurred and is continuing.

5. Release of Claims. Quest acknowledges and agrees that (i) ScanSource has at all times acted in good faith with respect to the Trade Credit Extension Letter and any other matter, (ii) ScanSource has not exercised any control over the business affairs of Quest, and (iii) Quest has no claims against ScanSource, whether for actions taken or not taken. To the extent that Quest may have any such claim, defense, setoff or counterclaim or any other recoupments, Quest releases and forever discharges each of ScanSource and its present and former affiliates and subsidiaries, predecessors in interest, present and former officers, agents, directors, attorneys and employees, and the respective heirs, executors, successors and assigns of all of the foregoing, whether past, present or future (collectively with ScanSource, the “ScanSource Affiliates”) of and from any and all manner of action and actions, cause and causes of action, suits, rights, debts, torts, controversies, damages, judgments, executions, recoupments, claims and demands whatsoever, asserted or unasserted, in law or in equity which, against any ScanSource Affiliate, Quest ever had or now has by reason of any matter, cause, causes or thing whatsoever, including, without limitation, any presently existing claim, recoupment, or defense, whether or not presently suspected, contemplated or anticipated.

6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. No Third Party Beneficiaries. Other than ScanSource’s subsidiaries and affiliates, there shall be no third party beneficiaries to this Agreement.

8. Transaction Document. This Agreement is a “Transaction Document” as such term is defined in the US Promissory Note.

9. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or PDF, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

QUEST SOLUTION, INC.

By :	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

QUEST MARKETING, INC.

By :	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

QUEST EXCHANGE LTD.

By :	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

SCANSOURCE, INC.

By:	/s/ Cleveland McBeth
Name:	Cleveland McBeth, Jr.
Title:	Vice President, Worldwide Reseller Financial Services

[Prepayment Agreement]